Exhibit 10.20

AMENDMENT NO 1 TO ORIGINATION AGREEMENT

This Amendment No 1 to Origination Agreement (the “Amendment”) is effective as of December 28, 2015, by and between Carvana, LLC, an Arizona limited liability company (“Carvana”), as Seller, and DT Acceptance Corporation, an Arizona corporation as successor in interest to DT Acceptance Corporation (“DTAC”), as purchaser.

WHEREAS, Carvana and DTAC are parties to that certain Origination Agreement, effective as of June 1, 2014 (the “Existing Origination Agreement”) and desire to amend the Existing Origination Agreement as set forth herein.

AGREEMENTS

In consideration of the mutual agreements and subject to the terms and conditions herein contained, each party agrees as follows for the benefit of the other party:

Section 1.    Amendment to the Existing Origination Agreement.

(a)    Effective as of the date hereof, Section 1.1 of the Existing Origination Agreement is hereby amended by deleting the term “Transferred Property and inserting the following in place thereof:

““Transferred Property” means, with respect to the Transferred Receivables (or, as context may require, any one or more thereof), all of the following: (i) such Transferred Receivables, all instruments and any and all monies and payments (including in kind collections) received or due or to become due thereunder after the applicable Sale Date with respect to such Receivables and all other rights and benefits thereunder; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Seller in such Financed Vehicles, including, without limitation, the Certificates of Title with respect to such Financed Vehicles, and in and to all other security, warranties, guaranties and credit support with respect to such Receivables; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or other insurance (including vendor’s single or dual interest insurance) or certificates relating to such Financed Vehicles or the related Obligors; (iv) refunds for the costs of extended service contracts with respect to such Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or other insurance or certificates covering a related Obligor or Financed Vehicle or the Obligor’s obligations with respect to such Financed Vehicle; (v) the Receivable File related to each such Receivable; and (vi) the proceeds of any and all of the foregoing. For the avoidance of doubt, in no event shall Transferred Property include any of the foregoing relating to a Receivable other than a Transferred Receivable.”

(b)    Effective as of the date hereof, Section 1.1 of the Existing Origination Agreement is hereby amended by inserting the following defined term in the applicable alphabetical location:

““Transferred Receivable” has the meaning set forth in Section 2.1 hereof.”

(c)    Effective as of the date hereof, Section 1.2 of the Existing Origination Agreement is hereby amended by adding a new Section 1.2(b) as follows:

“(b)    Interpretation. For the avoidance of doubt, (i) all references herein (whether singular or plural) to Financed Vehicles, Receivable Files or Transferred Property are in each case intended, and shall be deemed for all purposes, to refer solely and exclusively to such Financed Vehicles, Receivable Files and/or Transferred Property (as the case may be) relating to Transferred Receivables, and shall be deemed to exclude any of foregoing that relate to a Receivable other than a Transferred Receivable, and (ii) all references herein to “the Receivables” are in each case intended, and shall be deemed for all purposes, to refer solely and exclusively to the applicable Transferred Receivables.”

(d)    Effective as of the date hereof, Section 2.1 of the Existing Origination Agreement is hereby amended and restated in its entirety as follows:

“Section 2.1    Conveyance of Receivables.

On each Sale Date, commencing with the date hereof, (i) the Seller shall sell and deliver and does hereby sell and deliver to DTAC, and (ii) DTAC does hereby confirm that it shall purchase and does hereby as of such date purchase from the Seller, all of Seller’s right, title and interest in, to and under all Receivables offered for sale by, and in the sole discretion of, the Seller on each such date (each such Receivable so offered by the Seller and purchased (or, prior to the date of Cancellation (as defined in Section 5.1), to be so purchased) by the Purchaser, a “Transferred Receivable”), together with all other Transferred Property relating thereto. In connection with any purchase and sale of a Receivable hereunder, Seller agrees, at its own expense, (i) to annotate and indicate on its books and records (including any computer files) that such Receivable was sold and transferred to DTAC pursuant to this Agreement, (ii) to deliver to DTAC (or its assigns) the original Contract relating to such Receivable duly assigned to DTAC as required by relevant law; (iii) to deliver to or upon the order of DTAC all collections on such Receivable, if any, received since the Sale Date and (iv) deliver to DTAC such other and further documents, including any reconciliations, reasonably required by DTAC.

The parties hereto intend that each transfer hereunder be a sale of the Receivables offered for sale hereunder and the other Transferred Property relating thereto from Seller to the Purchaser and not a financing secured by such property; and the beneficial interest in and title to such Receivables and such other Transferred Property shall not be a part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. However, if, notwithstanding the intent of Seller and Purchaser, this transaction is deemed to be a financing arrangement, or it is otherwise determined that any conveyance hereunder is for any reason not considered a sale and that the beneficial interest in and title to such Receivables and such other Transferred Property remain part of Seller’s bankruptcy estate, the parties intend that with respect to any such Transferred Property this Agreement shall constitute a security agreement under the UCC as in effect in the State of Arizona, and Seller hereby grants to Purchaser on the terms and conditions in this Agreement a first priority perfected security interest in and against all of Seller’s right, title and interest in and to such Transferred Receivables and such other Transferred Property, and other property conveyed hereunder and all proceeds of any of the foregoing.”

(e)    Effective as of the date hereof, Section 2.3(a)(vi), 2.3(c), 2.4, 2.5(h) and 5.2(d), (e) and (f), of the Existing Origination Agreement are hereby amended by inserting the word “Transferred” immediately prior to each reference to the word “Receivable” and “Receivables” contained therein (excluding any reference therein to “Receivable File” or “Receivable Files”).

Section 2.    Representations, Warranties and Confirmations. Each of DTAC and Carvana hereby represents and warrants that:

(a)    It has the power and authority, and is duly authorized, including by all corporate or limited liability company action on its part, to execute and deliver this Amendment.

(b)    This Amendment has been duly and validly executed and delivered by such party.

(c)    This Amendment and the Existing Origination Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against such parties in accordance with their terms.

Section 3.    Governing Law. This Amendment shall be construed in accordance with the laws of the State of Arizona and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.    Counterparts. This Amendment may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by email or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DT ACCEPTANCE CORPORATION, an Arizona corporation, as Purchaser

By:	/s/ Gregory Sax
Gregory Sax, President

[Signature Page to Amendment No 1 to Carvana Origination Agreement]

CARVANA, LLC, an Arizona limited liability company, as Seller

By:	/s/ Ernest C. Garcia III
Ernest C. Garcia III, President

[Signature Page to Amendment No 1 to Carvana Origination Agreement]